EXHIBIT 23.01

              CONSENT OF INDEPENDENT CERFTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
  INFINITY BROADCASTING CORPORATION:

    We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Summary Consolidated Financial Information" and "Experts" in each of the Prospectuses.

                                          KPMG PEAT MARWICK LLP


New York, New York
October 18, 1995